                                    EXHIBIT 99.11

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Registration Statement on Form N-1A of the American Tiger Funds (the "TRUST") and to the use of our report dated September 4, 1998 on the statement of assets and liabilities of The American Tiger Top 20 Portfolio. Such statement of assets and liabilities appears in the Trust's Statement of Additional Information.



                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
September 4, 1998